UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Between July 16, 2025 and July 17, 2025, Avalon GloboCare Corp. (the “Company”) issued an aggregate of 211,400 shares of unregistered common stock to a noteholder upon partial conversions of an outstanding promissory note. After giving effect to such issuances, there were 3,286,793 shares of the Company’s common stock outstanding as of July 17, 2025.

On July 18, 2025 and July 28, 2025, the Company issued 46,100 and 47,000 shares, respectively, of unregistered common stock to a noteholder upon partial conversions of an outstanding promissory note. As previously reported, on July 3, 2025, the Company issued promissory notes to certain accredited investors (together, the “July 3, 2025 Notes”). Pursuant to the terms of the July 3, 2025 Notes, the Company agreed to issue 5,000 restricted shares of the Company’s common stock to each of the noteholders, for a total of 10,000 shares of common stock (the “Commitment Shares”). The Company issued the Commitment Shares on July 24, 2025. The Company also issued an aggregate of 79,216 restricted shares of common stock to consultants of the Company on July 24, 2025, in exchange for services rendered. After giving effect to the unregistered issuances between July 18, 2025 and July 28, 2025, there were 3,469,109 shares of common stock outstanding as of July 28, 2025.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: July 30, 2025	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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